UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

CARIBBEAN VILLA CATERING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-151840	45-0557179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2470 Saint Rose Parkway, Suite 304
Henderson, NV 89074
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (809)-571-3363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 10, 2009, Caribbean Villa Catering Corporation (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with JSC Globotek (“Globotek”), a Russian joint stock company engaged in the energy reclamation business.  The Letter of Intent contemplates the acquisition of 100% of the issued and outstanding capital of Globotek by a newly formed subsidiary of the Company in exchange for shares of the Company (the “Merger”).  The closing of the Merger, which is expected to occur on or before July 31, 2009 unless otherwise extended by the parties, is subject to a number of conditions including the negotiation and execution of the definitive agreement, approval of the Globotek shareholders, and further due diligence by both parties.

Item 7.01                         REGULATION FD DISCLOSURE

On June 15, 2009, the Company issued a press release concerning the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

ITEM 9.01.                       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following documents are filed as exhibits to this report:

99.1	Press Release dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARIBBEAN VILLA CATERING CORPORATION

June 15, 2009	By:	/S/ Robert Seeley
Robert Seeley
President

EXHIBIT INDEX

99.1	Press Release dated June 15, 2009